CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NATURAL GAS VEHICLE SYSTEMS, INC.


          Natural Gas Vehicle Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Natural Gas Vehicle Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

                                     FOURTH

          Authorized Shares of Stock: (a) The total number of shares of stock which the Corporation shall be authorized to issue is twenty million (20,000,000) shares of Common Stock which shall have a par value of $0.01 per share, fifty thousand (50,000) shares of Preference Stock which shall have a par value of $5.00 per share, and two million (2,000,000) shares of Preferred Stock which shall have a par value of $0.01 per share.

               (b) The express terms and provisions of the shares classified and designated as Preference Stock, are as follows:

          The holders of Preference Stock shall have the same rights and privileges as the holders of Common Stock, except that in case of the dissolution or liquidation of the Corporation, the holders of Preference Stock shall be entitled to receive payment of the par value thereof from the Corporation's assets remaining after paying the debts and liabilities of the Corporation, before any payment or other distribution shall be made to the holders of Common Stock.

               (c) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (i) The number of shares constituting that series and the distinctive designation of that series;

               (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


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               (vi) Whether that series shall have a sinking fund for
          the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment shares of that series;

               (viii) Any other relative rights, preferences and limitations of that series.

               Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

               If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Natural Gas Vehicle Systems, Inc. has caused this certificate to be signed by Howard T. Phelan, its President, and J. Ferd Convery III, its Secretary, this 10th day of May, 1994.



                                       By: /s/ Howard T. Phelan
                                          -------------------------------
                                          Howard T. Phelan, President


                                       ATTEST: /s/ J. Ferd Convery
                                              ---------------------------
                                              J. Ferd Convery, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NATURAL GAS VEHICLE SYSTEMS, INC.


          NATURAL GAS VEHICLE SYSTEMS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: The Corporation has not received any payment for any of its stock.

          SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

                                     FOURTH

          Authorized Shares of Stock: (a) The total number of shares of stock which the Corporation shall be authorized to issue is twenty million (20,000,000) shares of Common Stock which shall have a par value of $0.01 per share, and fifty thousand (50,000) shares of Preferred Stock which shall have a par value of $5.00 per share.

               (b) The express terms and provisions of the shares classified and designated as Preferred Stock, are as follows:

          The holders of Preferred Stock shall have the same rights and privileges as the holders of Common Stock, except that in case of the dissolution or liquidation of the Corporation, the holders of Preferred Stock shall be entitled to receive payment of the par value thereof from the Corporation's assets remaining after paying the debts and liabilities of the Corporation, before any payment or other distribution shall be made to the holders of Common Stock.

          IN WITNESS WHEREOF, NATURAL GAS VEHICLE SYSTEMS, INC. has caused this Certificate to be signed and attested by its duly authorized officers, this 29th day of May, 1992.

                                               NATURAL GAS VEHICLE SYSTEMS, INC.

                                               By: /s/ Howard T. Phelan
                                                  ------------------------------
                                                  Howard T. Phelan,
                                                  Chief Executive Officer


ATTEST:


/s/ John A. McNamara
-----------------------------------
John A. McNamara,
Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                       NATURAL GAS VEHICLE SYSTEMS, INC.


                                     FIRST

          Name of Corporation: The name of the Corporation is NATURAL GAS VEHICLE SYSTEMS, INC.

                                     SECOND

          Registered Office: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware, 19801.

          Name of Registered Agent: Then name of the registered agent of the Corporation at such address is THE CORPORATION TRUST COMPANY.

                                     THIRD

          Purpose of Corporation: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     FOURTH

          Authorized Shares of Stock: The total number of shares of stock which the Corporation shall be authorized to issue is twenty million (20,000,000) shares of Common Stock which shall have a par value of $0.01 per share.

                                     FIFTH

          Management of Corporation: The business and affairs of the Corporation shall be managed by Board of Directors. The members of the Board of Directors need not be elected by ballot unless required by the By-laws of the Corporation. The qualifications for members of the Board of Directors and the procedures governing board elections shall be set forth in the By-laws, as amended from time to time. The names and mailing addresses of the persons who are to serve as the initial directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:


     Name                  Mailing Address
     ----                  ---------------

James D. Bishop            c/o Caithness Corporation
                           1114 Avenue of the Americas
                           35th Floor
                           New York, New York 10036-7790

Ernest L. Daman            435 Wychwood Road
                           Westfield, New Jersey 07090

Helmut Korte               c/o Autospin, Inc.
                           20735 Belshaw Avenue
                           Carson, California 90749

Norman C. Fawley           c/o NCF Industries, Inc.
                           2320 Cherry Industrial Circle
                           Long Beach, California 90805

Howard T. Phelan           c/o Caithness Corporation
                           1114 Avenue of the Americas
                           35th Floor
                           New York, New York 10036-7790

                                     SIXTH

          By-Laws: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, as amended from time to time, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                    SEVENTH

          Actions of Officers and Directors: No person shall be liable to the Corporation or its stockholders for any loss or damage suffered by it or them on account of any action taken or omitted to be taken by him as a director of the Corporation, except that this provision shall not eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

          No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as an officer of the Corporation in good faith, if such person (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent person would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation, which he had reasonable grounds to believe to be true, or upon a financial statement of the officer of the Corporation in charge of its accounts or certified by a public accountant or a firm of public accountants. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of the officers of the Company, then the liability of the officers of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any right or protection of an officer of the Company existing at the time of such repeal or modification.

                                     EIGHTH

          Indemnification: Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the

Corporation) by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred or suffered by him in connection with such suit, action or proceeding. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right that such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-laws, agreement, vote of stockholders, provision of the General Corporation Law of the State of Delaware, as amended from time to time, or otherwise, as well as their rights under this Article EIGHTH.

          The Board of Directors may adopt By-laws from time to time with respect to indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.

                                     NINTH

          Amendment/Repeal of Certificate of Incorporation: The Corporation reserves the right to amend and/or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the General Corporation Law of the State of Delaware, as amended from time to time. All rights conferred herein are granted subject to that reservation of authority.

                                     TENTH

          Incorporator: The Incorporator and his address are as follows:

          Robert W. Anderson        53 Cardinal Drive, P.O. Box 2369
                                    Westfield, New Jersey 07091

          I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of

Incorporation, do certify that the facts stated herein are true and, accordingly, have hereunto set my hand and seal this 29th day of May, 1992.

                                   /s/ Robert W. Anderson
                                   -----------------------------
                                   Robert W. Anderson